UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2019

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey	08827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 200-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.         Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2019, Celldex Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Third Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which effected, immediately upon filing, a one-for-fifteen reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, $0.001 par value per share (the “Common Stock”).

As a result of the Reverse Stock Split, every fifteen shares of Common Stock issued and outstanding was converted into one share of Common Stock and the total number of shares of Common Stock outstanding will be reduced from approximately 181.8 million shares to approximately 12.1 million shares. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive a proportional cash payment.

The Reverse Stock Split did not change the par value of the Common Stock or the authorized number of shares of Common Stock. All outstanding stock options entitling their holders to purchase shares of Common Stock were adjusted as a result of the Reverse Stock Split, as required by the terms of these securities.

As previously disclosed, at the Company’s 2018 Annual Meeting of Stockholders held on June 13, 2018 (the “Annual Meeting”) the stockholders of the Company approved a proposal to amend the Company’s Third Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio in the range of one-for-ten to one-for-fifteen at the discretion of the Board of Directors of the Company (the “Board”). Pursuant to the authority granted by the Company’s stockholders at the Annual Meeting, the Board approved the Reverse Stock Split.

Trading of the Common Stock on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market will begin at the opening of trading on February 11, 2019. In connection with the Reverse Stock Split, the Common Stock will also commence trading with a new CUSIP number, 15117B202, at such time.

Computershare Trust Company, N.A., the Company’s transfer agent, is acting as the exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the process for exchanging shares. Those stockholders holding Common Stock in “street name” will receive instructions from their brokers.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On February 8, 2019, the Company issued a press release with respect to the Reverse Stock Split, a copy of which is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Third Restated Certificate of Incorporation of Celldex Therapeutics, Inc.

4.1	Specimen of Common Stock Certificate

99.1	Press Release issued on February 8, 2019

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Sam Martin
Name: Sam Martin
Title: Senior Vice President, Chief Financial Officer

Dated: February 8, 2019